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                                                                    EXHIBIT 23.2

          Consent of KPMG LLP, Independent Certified Public Accountants

The Board of Directors
Maxim Integrated Products, Inc.:

We consent to the incorporation by reference in the Registration Statements previously filed on Form S-8 (Nos. 333-88535, 33-57849, 33-72186, 33-54026,
33-44485, 33-37470, 33-37469, 33-34728, 33-34519, 33-25639, 33-22147, and
333-58772) of our report dated January 12, 2001, except for Note 7 which is as of January 28, 2001, with respect to the consolidated balance sheet of Dallas Semiconductor Corporation as of December 31, 2000, and the related consolidated statements of income, stockholders' equity, cash flows and financial statement schedule for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Dallas Semiconductor Corporation and has been filed as an exhibit to the annual report on Form 10-K of Maxim Integrated Products, Inc. for the fiscal year ended June 30, 2001.

                                      /s/ KPMG  LLP
Dallas, Texas
September 21, 2001